                                                                      EXHIBIT 11

                       NATIONAL TRANSACTION NETWORK, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                    Three Months Ended
                                                       September 30,
                                                ---------------------------
                                                   1995             1994
                                                ----------       ----------
PRIMARY
-------
Weighted average number of common and
 common equivalent shares outstanding:
  Common stock                                   3,248,606        3,248,606
  Common equivalent shares resulting from
    options and warrants
                                                 ---------        ---------
     Total                                       3,248,606        3,248,606
                                                 =========        =========

Income (loss) before extraordinary item          ($275,692)        ($17,739)
Extraordinary item
                                                 ---------        ---------
Net income (loss)                                ($275,692)        ($17,739)
                                                 =========        =========

Income (loss) per common share:
  Before extraordinary item                         ($0.08)          ($0.01)
  Extraordinary item                             ---------        ---------

  Net income (loss)                                 ($0.08)          ($0.01)
                                                 =========        =========

FULLY DILUTED
-------------
Weighted average number of common and
 common equivalent shares outstanding:
  Common stock                                   3,248,606        3,248,606
  Common equivalent shares resulting from
    options and warrants
                                                 ---------        ---------
     Total                                       3,248,606        3,248,606
                                                 =========        =========

Income (loss) before extraordinary item          ($275,692)        ($17,739)
Extraordinary item
                                                 ---------        ---------
Net income (loss)                                ($275,692)        ($17,739)
                                                 =========        =========

Income (loss) per common share:
  Before extraordinary item                         ($0.08)          ($0.01)
  Extraordinary item
                                                 ---------        ---------
  Net income (loss)                                 ($0.08)          ($0.01)
                                                 =========        =========


                                                                      EXHIBIT 11

                      NATIONAL TRANSACTION NETWORK, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                                 (UNAUDITED)

                                                      Nine Months Ended
                                                         Sepember 30,
                                                  --------------------------
                                                     1995            1994
                                                  ----------      ----------
PRIMARY
-------
Weighted average number of common and
 common equivalent shares outstanding:
  Common stock                                     3,248,606       3,248,606
  Common equivalent shares resulting from
    options and warrants
                                                   ---------       ---------
     Total                                         3,248,606       3,248,606
                                                   =========       =========

Income (loss) before extraordinary item            ($146,038)      ($241,563)
Extraordinary item
                                                   ---------       ---------
Net income (loss)                                  ($146,038)      ($241,563)
                                                   =========       =========

Income (loss) per common share:
  Before extraordinary item                           ($0.04)         ($0.07)
  Extraordinary item
                                                   ---------       ---------

  Net income (loss)                                   ($0.04)         ($0.07)
                                                   =========       =========

FULLY DILUTED
-------------
Weighted average number of common and
 common equivalent shares outstanding:
  Common stock                                     3,248,606       3,248,606
  Common equivalent shares resulting from
    options and warrants
                                                   ---------       ---------
     Total                                         3,248,606       3,248,606

                                                   =========       =========

Income (loss) before extraordinary item            ($146,038)      ($241,563)
Extraordinary item
                                                   ---------       ---------
Net income (loss)                                  ($146,038)      ($241,563)
                                                   =========       =========

Income (loss) per common share:
  Before extraordinary item                           ($0.04)         ($0.07)
  Extraordinary item
                                                   ---------       ---------
  Net income (loss)                                   ($0.04)         ($0.07)
                                                   =========       =========